 Exhibit 99.3

- - PRESS RELEASE - -

Investor Contact:

Todd Markey, VP - Investor Relations

Phone: 818-280-6800

tmarkey@irpartnersinc.com

FOR IMMEDIATE RELEASE

May 5, 2016

MyDx GLOBAL SALES EXCEEDING EXPECTATIONS;

Company Reports 20% CannaDx Foreign Sales in Over 20 Countries

LA JOLLA, Calif., May 5, 2016 – MyDx, Inc. (OTCQB: MYDX), producer of its patented MyDx™ (My Diagnostic) product line, the first battery operated, handheld, chemical analyzer for consumers, today reported its global sales outside the US are greatly exceeding expectations, with its foreign CannaDx unit sales comprising 20% of total sales since its launch.

With only minimal MyDx marketing effort outside the US, the Company has already received saless for CannaDx from over 20 countries, including nearly 9% from Canada and over 3% from Spain. Given the early word of mouth and social media traction its revolutionary multi-use Analyzer is gaining, the outlook for robust global sales is well ahead of the Company’s initial plan. This supports the Company’s marketing objective of building a global brand and marketplace for its multi-use MyDx Analyzer, initially with the CannaDx application as the number of countries worldwide with legalized cannabis sales continues to grow.

MyDx Press Release

“We didn’t see it coming, not 20%, not over 20 countries, so soon,” said Daniel R. Yazbeck, MyDx Chairman and CEO. “The first few unit sales in any new foreign country are the most challenging to achieve. Once the seeds are planted and cannabis consumers or prosumers (growers and dispensaries) have tried CannaDx, the word of mouth and social media buzz in a relatively cohesive community such as the legal cannabis industry, will grow organically.

“While it’s still early, the data paints a picture of a global market with pent-up demand eager to affordably, accurately and conveniently test cannabis for over 20 of the most important chemical components, including THC, that helps patients find a strain that works for them, as well as to gain access to a growing worldwide, cloud-based cannabis database.

“Accordingly, we are carefully examining the foreign sales data, presented above, and re-analyzing the size and growth rates of global cannabis markets to advance our plans to launch new marketing and distribution initiatives in Europe, Latin America, and Asia Pacific,” Mr. Yazbeck concluded.

About MyDx

MyDx, Inc. (OTCQB: MYDX) is a chemical detection and sensor technology company based in San Diego, California whose mission is to help people Trust & Verify™ what they put into their minds and bodies. The Company has developed MyDx, a patented, affordable portable analyzer that provides real-time chemical analysis and fits in the palm of consumers’ hands. The multi-use MyDx leverages over a decade of established electronic nose technology to measure chemicals of interest. It owns a substantial and growing intellectual property portfolio of patents covering its technology. With its Canna sensor commercialized, it has four other sensors being developed in its lab that are compatible with the MyDx Analyzer and App. For more information, please visit www.cdxlife.com.

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov.

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